Exhibit 99

                               Press Release

                                   Dated

                              February 9, 2000



























                              Press Release


Today's date: February 9, 2000                Contact: Bill W. Taylor
Release date: Immediately                     Executive Vice President, C.F.O.
                                              (903) 586-9861


             JACKSONVILLE BANCORP, INC. TO REPURCHASE UP TO
                      103,560 SHARES OF COMMON STOCK

     Jacksonville, Texas, February 9, 2000 - Jacksonville Bancorp, Inc., (NASDAQ: JXVL) the holding company of Jacksonville Savings Bank, SSB of Jacksonville, Texas announced today that it has commenced an open-market stock repurchase program of up to 103,560 shares, or 5% of the Company's outstanding shares of common stock. Repurchases will be made by the Company from time to time during a one year period ending February 9, 2001 as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     The company has recently completed the repurchase of 109,000 shares of stock as announced in a press release dated September 14, 1999.

     On December 31, 1999, the Company had $292.4 million of total consolidated assets, $217.0 million of total deposits and $33.7 million of total stockholders' equity. Jacksonville Savings Bank, a Texas chartered savings bank, is a subsidiary of the Company's, that conducts business from its main office located in Jacksonville, Texas, and seven branch locations.